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                                                                     Exhibit 10q

                            IUSACELL STOCK OPTIONS

      Certificate for Options Granted by Bell Atlantic Corporation ("BAC")
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                   Named Executive Officers Receiving Grants:
          Recipients: Lawrence T. Babbio, Jr. and William O. Albertini
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Date of Grant: February 18, 1997              Exercise Price Per Option: $6.8125
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            Number of Non-Qualified Stock Options ("NQOs"):  13,500
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  Options to Purchase ADRs of Series L Common Stock of Grupo Iusacell, S.A. de
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                                      C.V.
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 Latest Expiration Date: 10th anniversary of Date of Grant (February 18, 2007)
Earliest Exercise Date: First anniversary of Date of Grant (February 18, 1998).


                    TERMS AND CONDITIONS OF GRANT OF OPTIONS

          Pursuant to resolutions adopted by the Human Resources Committee of the Board of Directors of BAC, you (the "Recipient" named above) have been granted, as of the Date of Grant stated above, stock options ("Options") to purchase American Depositary Receipts representing 10 shares of Series L Common Stock of Grupo Iusacell, S.A. de C.V. ("Iusacell ADRs").

1. GOVERNING TERMS. These Options are subject to the terms and conditions stated in this Certificate. References in this Certificate to the "Administrator" shall refer to the Vice President - Human Resources of BAC, or any successor administrator designated by BAC, and any agent, assistant or staff designated by that person to assist in the administration of these Options. These Options are not issued pursuant to any plan document; provided, however, that certain terms and conditions of this certificate incorporate by reference certain provisions of the Bell Atlantic 1985 Incentive Stock Option Plan (that plan as it may be amended from time to time, and any successor to that plan, is referred to herein as the "Stock Option Plan").

2. EARLIEST DATE OF EXERCISE. In the absence of an event that causes the Options to expire, the earliest date on which the Options may be exercised will be as follows:

    (a) One Year Waiting Period. Except as provided in paragraph 2(b), 100% of
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the Options will first be exercisable on the first anniversary of the
Date of Grant.

    (b) Retirement; Disability; Downsizing/Reorganization. Notwithstanding
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paragraph (a), all Options shall become exercisable not later than the earliest to occur of (i) the date of your retirement (with a combination of age and service which then satisfies the criteria for "retirement" under the Stock Option Plan), (ii) the date of your

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termination of employment due to total disability, or (iii) the date of your company-initiated termination of employment from any and all companies affiliated with BAC (other than for misconduct or unsatisfactory performance) due to a reorganization, downsizing, sale or merger of a business unit, or other force management initiative by the company. The Administrator shall have the discretion to determine whether a termination of employment is of the type described in this paragraph.

3. EXPIRATION OF OPTIONS. Your right to exercise Options hereunder shall expire on the earlier of (a) the tenth anniversary of the Date of Grant, (b) in case of your retirement or disability as defined in the Stock Option Plan, the fifth anniversary of the date of retirement or disability-related termination, (c) if clause "(b)" does not apply, 90 days following the date of your company-initiated termination of employment, other than for misconduct or unsatisfactory performance, due to a reorganization, downsizing, sale of a business unit, or other force management initiative by the company, or (d) the date of your resignation or termination of employment for any reason other than those described in "(b)" or "(c)" of this Section 3. You will not be considered to have resigned or terminated your employment for purposes of Options under the Plan if your employment is transferred to a corporation or partnership in which BAC then owns a 50% or greater ownership interest (a "Subsidiary"), or to a company which the board of directors of BAC has agreed to treat as a Subsidiary for this purpose under the Stock Option Plan.

4. DEATH. In the event of your death, any Options hereunder which are outstanding and exercisable on such date of death shall remain exercisable from the date of death until the earlier of: (a) the first anniversary of such date of death, or (b) the tenth anniversary of the Date of Grant. In such event, such Options shall be exercisable by the person named on the most current beneficiary designation executed and delivered by you on the form approved by the Administrator. If no such beneficiary designation has been delivered by you, any such Options shall be exercisable by and for the person or persons (if any) expressly named in your will for this purpose, or, if none is expressly named, by your executor or administrator for your residuary estate. In the event of an inconsistency between your beneficiary designation form (if one has been submitted by you) and your will, your beneficiary designation form shall govern, and the person named under your will shall have no rights under the Plan.

5.  EXERCISE.

    (a) Manner of Exercising. Your Options may be exercised on any business day
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by delivering written notice on a form approved by the Administrator. The notice of exercise shall designate which options are being exercised and specify the number of Iusacell ADRs to be acquired by exercise of Options, which shall not be less than fifty unless the number of Options then remaining is less than fifty. An Option shall be deemed exercised on the business day that the exercise notice is received by the Administrator, as evidenced by the date stated on the written acknowledgment provided by the Administrator.

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    (b) Exercise Price and Withholding Taxes. As soon as practicable after the
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date on which you elect to exercise Options, the Administrator shall notify you of the aggregate exercise price and the amount of any applicable withholding taxes which are required for state or local taxes (and for Federal Income Tax, FICA, and Medicare FICA purposes, in the case of the exercise of NQOs). Your obligation to pay the full exercise price, and any applicable tax withholding obligation, must be satisfied within ten business days of said date of notice, and before the Administrator delivers to you the certificate for Iusacell ADRs.

    (c) Election of Method to Satisfy Withholding Taxes. The exercise of
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Options is a taxable event that requires tax withholding. You may elect to meet the withholding obligation in either of two ways. You may pay, in cash, by personal check, the full amount of all withholding taxes as determined by the Administrator. Alternatively, you may instruct the Administrator to satisfy all withholding tax obligations by reducing the number of Iusacell ADRs which you would otherwise be entitled to have transferred to you as a consequence of your exercise of Options. In the event that you fail to meet your withholding obligations as described in the previous sentence, you hereby irrevocably authorize BAC and its Subsidiaries to withhold in their sole discretion from any remuneration (in any form, including from any option shares) otherwise payable or transferable to you (or your beneficiary) amounts equal to any federal, state, local or FICA tax that the Administrator may determine are required to be withheld under this Certificate, in the event that you fail to satisfy any applicable withholding obligation within ten business days of any notice advising you (or your beneficiary) of such obligation.

    (d) Payment of Exercise Price. Payment of the Option exercise price shall be
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made in cash.

    (e) Cashless Exercise. Notwithstanding other provisions of this Section 5,
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the Administrator shall have the discretion to determine whether or not to allow
Options to be exercised by means of one or more procedures commonly known as "cashless exercise", and to establish any applicable processing and payment requirements and deadlines for cashless exercise. The Administrator has the authority and discretion to cease to permit cashless exercise altogether, or to disallow one or more forms of cashless exercise, if and when the Administrator determines it is in the interest of the Plan to do so. The Administrator shall make available to you, on request, instructions for cashless exercise, if such procedures are then permitted under the Plan.

    (f) Names On ADR Certificates. Upon exercise of Options, you may elect to
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have the acquired Iusacell ADRs titled either (a) in your name, or (b) in the name of yourself and another person as joint tenants with the right of survivorship. Moreover, you may, in the alternative, elect to have the acquired Iusacell ADRs titled solely in the name of a person other than yourself. Any tax consequences under the federal gift and estate tax laws which may be associated with titling share certificates in the name of

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another person, or in joint name with another person, shall be your responsibility and not that of BAC.

6. AUTHORIZATION TO WITHHOLD. You hereby irrevocably authorize BAC and its affiliated companies to withhold in their sole discretion from any remuneration (in any form, including from any shares) otherwise payable or transferable to you (or your beneficiary) amounts equal to any federal, state, local or FICA tax that the Administrator may determine are required to be withheld under this Certificate, in the event that you fail to satisfy any applicable withholding obligation within ten business days of any notice advising you (or your beneficiary) of such obligation.

7. TRANSFER PROHIBITED. Options are not transferable by you otherwise than by beneficiary designation (as described in Section 4 of this Certificate), by will, or under applicable intestacy laws. During your lifetime, they may be exercised only by you.

8. DUTY TO ADVISE OF CHANGES OF ADDRESS. You shall be responsible for providing timely notice to the Administrator of any change of your office address or home address.

9. RECAPITALIZATION. In the event that, after the Date of Grant, there is a recapitalization or other restructuring of the securities of Iusacell, or a stock split or ADR split, stock dividend or ADR dividend, combination of shares or ADRs, or any other change fundamentally altering the capital structure of Iusacell, the Chief Executive Officer of BAC, with the advice of counsel, shall have the discretion to (a) adjust the number of Iusacell ADRs which are then subject to option under this Certificate; (b) make any corresponding adjustments in the exercise price of any outstanding Options hereunder, and/or (c) to modify the designated security which may be purchased by these Options, if and when and in the manner that officer determines appropriate.

10. AUTHORITY OF ADMINISTRATOR. The Administrator is authorized to administer exercise transactions, to perform administrative oversight, to interpret this Certificate, and to resolve disputes under this Certificate. A ruling of the Administrator may be appealed to the Chief Executive Officer of BAC, and the decision of that officer, on appeal, shall be final and binding.


CERTIFIED ON BEHALF OF BELL ATLANTIC CORPORATION:



                                                 Date:
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Kevin P. Pennington,
Vice President - Human Resources

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